                                                                    EXHIBIT 11

                     JEFFERIES GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
              (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                                         For The
                                                                    Three Months Ended
                                                                    ---------------------
                                                                    March 31,   March 25,
                                                                      1995        1994
                                                                    ---------   ---------
Common stock and common stock
  equivalents:
   Average common stock outstanding . . . . . . . . . . . . . . .      5,535      5,721
   Common stock equivalent shares
     related to employee stock
     options and restricted stock . . . . . . . . . . . . . . . .        466        330
                                                                      ------     ------

     Total average common stock and
       common stock equivalents
       used for primary computation . . . . . . . . . . . . . . .      6,001      6,051

Adjustment of average common
  stock equivalents to period-end
  market price, if higher than
  average price . . . . . . . . . . . . . . . . . . . . . . . . .          4         24
                                                                      ------     ------

     Total average common stock,
      common stock equivalents
      and other dilutive securities . . . . . . . . . . . . . . .      6,005      6,075
                                                                      ======     ======

Earnings:
  Net earnings  . . . . . . . . . . . . . . . . . . . . . . . . .     $6,595     $5,839
  Adjustment to subsidiary earnings - common stock
    equivalents on subsidiary   . . . . . . . . . . . . . . . . .        --          90
                                                                      ------     ------

     Total earnings for primary
      and fully diluted computation . . . . . . . . . . . . . . .     $6,595     $5,749
                                                                      ======     ======

Earnings per share:
  Primary   . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 1.10     $  .95
                                                                      ======     ======
  Fully diluted   . . . . . . . . . . . . . . . . . . . . . . . .     $ 1.10     $  .95
                                                                      ======     ======





                              Page 15 of 16 Pages